                                  EXHIBIT 10.26


                          MASTER DISTRIBUTION AGREEMENT



















                                   Exhibit 8

                          MASTER DISTRIBUTION AGREEMENT

         THIS MASTER DISTRIBUTION AGREEMENT (this "Agreement") is made and entered into as of June 16, 1997 by and among Saratoga Beverage Group, Inc., a Delaware corporation ("Saratoga"), Hype Corporation, a corporation incorporated under the laws of the British Virgin Islands ("HC"), Hype Beverage Corporation, a corporation incorporated under the laws of the Province of Ontario and a majority-owned subsidiary of HC ("HBC"), World Wide Beverage Inc., a corporation incorporated under the laws of the British Virgin Islands and a wholly-owned subsidiary of HBC ("WWBI"), Global Brands AG, a corporation incorporated under the laws of Vaduz Lichtenstein and a wholly-owned subsidiary of WWBI ("Global"), Hype Water Company Inc., a corporation incorporated under the laws of the British Virgin Islands and a majority-owned subsidiary of WWBI ("HWC"), and Hyperholics Inc., a corporation incorporated under the laws of the British Virgin Islands and a majority-owned subsidiary of WWBI ("Hyperholics"; collectively, HC, HBC, WWBI, Global, HWC and Hyperholics are collectively referred to herein as the "Hype Entities").

         WHEREAS, the Hype Entities collectively own the sole and exclusive right to manufacture, package, sell, market and distribute beverages using the names "HYPE" and "HYPE ENERGY," currently featuring the flavors "PASSION ATTACK," "MORNING RUSH," "NIGHT BOOST" and "MFP," and using the names "SPIKED HYPE," "HYPE SPORTS," "HYPERHOLICS," and "HYPE 2o" (collectively with any future beverages using the "HYPE" name or any derivative of the "HYPE" name, the "Products");

         WHEREAS, the Hype Entities desire to grant to Saratoga, and Saratoga desires to obtain from the Hype Entities, the exclusive right and license to act as the master distributor of the Products in the United States of America and its territories (collectively, the "Territory"), pursuant to the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereby agree as follows:

         1.       Grant of Rights to Saratoga.

                  (a) Subject to the terms and conditions set forth in this Agreement, the Hype Entities hereby grant to Saratoga the exclusive right and license to act, and Saratoga hereby agrees to act, as the master distributor of the Products in the Territory (the grant of the rights and licenses set forth above is hereby referred to as the "License"). Each of the Hype Entities hereby agrees not to (i) grant to any other person or entity the right to act as a distributor, master or otherwise, of the Products in the Territory, (ii) directly sell any of the Products in the Territory, except through or on behalf of Saratoga, (iii) sell any of the Products to a person or entity who, to the knowledge of any of the Hype Entities, intends to resell the Products in the Territory.

                  (b) Upon the creation of Products not in existence as of the date hereof, Saratoga shall automatically become the master distributor for such Products in the Territory under the terms of this Agreement, unless Saratoga notifies the Hype Entities of its desire not to become the exclusive distributor of such Products in the Territory, in which case the Hype Entities may appoint another master distributor for such Products.


                                   Exhibit 9

                  (c.) The parties acknowledge that Saratoga is not acting as an employee, partner, joint venture, representative or agent of any of the Hype Entities. Except as specifically contemplated by this Agreement, Saratoga shall not be entitled to incur any obligation of any kind, whether express or implied, in the name or on behalf of any of the Hype Entities.

                  (d) The Hype Entities acknowledge that Saratoga may produce, bottle, distribute or market products which compete directly or indirectly with the Products, both within and outside of the Territory.

         2. TERM. SUBJECT TO THE PROVISIONS CONTAINED IN SECTION 6 HEREOF, THE TERM OF THIS AGREEMENT SHALL COMMENCE ON THE DATE HEREOF AND EXPIRE ON JUNE 30, 2000; PROVIDED, HOWEVER, THAT THE PARTIES MAY AGREE TO EXTEND THE TERM FOR SUCCESSIVE THREE-YEAR PERIODS (THE TERM OF THIS AGREEMENT, AS EXTENDED, IS REFERRED TO HEREIN AS THE "TERM").

         3. TERMS OF DISTRIBUTORSHIP.

                  (a) During the Term, Saratoga shall be entitled to take orders for the Products from distributors for delivery of Products for resale by such distributors within the Territory at such prices as may be mutually agreed upon by the Hype Entities, Saratoga and such distributors. Saratoga shall provide to the Hype Entities copies of its latest price lists for the Products, which shall include details of any trade discounts or rebates. Upon receipt of an order for Products, Saratoga shall acquire the right to purchase from the bottler or co-packer the number of cases of Products specified in the order for delivery to distributors. Saratoga shall acquire the ordered cases at such prices as may be mutually agreed upon by the bottler or co-packer and Saratoga and Hype Entities. Payment to the bottler or co-packer for the ordered Products shall be subject to no less than thirty (30) day payment terms. Subject to Section 3(c) below, within thirty (30) days after payment from the distributor for the ordered cases is received by Saratoga, Saratoga shall forward to the Hype Entities an amount equal to (i) the amount received from the distributor, less (ii) one dollar (US$1.00) per case; provided, however, that for the first fifty thousand (50,000) cases of Products ordered during the Term, Saratoga shall forward to the Hype Entities an amount equal to (i) the amount received from the distributor, less (ii) two dollars (US$2.00) per case. In the event that Saratoga receives less than the total amount required to be paid by a distributor under the purchase order, Saratoga shall receive its payment first, and then the Hype Entities shall be entitled to the remainder of the amounts received from the distributor. In the event that a distributor pays its invoice for an order in two or more tranches, Saratoga shall not be entitled to more than the one dollar (US$1.00) or two dollar (US$2.00) per case payment specified above.

                  (b) Upon execution of this Agreement, Hype shall notify all of its distributors within the Territory in writing that all orders of Products are to be made through Saratoga and all payments for orders of the Products are to made to Saratoga. To the extent that orders for delivery in the Territory are received by any of the Hype Entities, the Hype Entities shall promptly forward such orders to Saratoga. Without the prior written consent of Saratoga, the Hype Entities shall not fill any orders for delivery in the Territory except through or on behalf of Saratoga. To the extent that payments for orders of Products are received by any of the Hype Entities, the Hype Entities shall promptly forward such payments to Saratoga. During the Term, Saratoga shall be responsible for the billing for orders and collections from distributors. The Hype Entities shall use their best efforts to fulfill all orders taken by Saratoga in accordance with the standard terms and conditions of sale of the Hype Entities, subject to the terms and conditions of this Agreement. The Hype Entities shall cause the Products to comply with all laws in the Territory regarding labeling and health and safety laws and to obtain and consents or licenses and pay all expenses of delivery of the Products required to fulfill the orders.


                                   Exhibit 10

Saratoga shall not be required to take delivery of any Products nor shall Saratoga be responsible for the labeling, bottling, shipping, advertising or promotion of the Products under this Agreement.

                  (c.) Saratoga has the right, in its sole discretion and for any or no reason, to reject any order from distributors for Products. Saratoga shall notify the Hype Entities of any order for Products in the Territory which is rejected by Saratoga. In the event that an order for Products is rejected by Saratoga, the Hype Entities may fill the order directly, and such order shall not be subject to the payment provisions of this Section 3(c). Notwithstanding the foregoing, if, without the prior written consent of Saratoga, any of the Hype Entities shall fill any orders for delivery of Products in the Territory during the Term, the Hype Entities shall pay Saratoga the sum of one dollar (US$1.00) for each case of Products delivered in the Territory for which Saratoga did not act as master distributor under Section 3(a) above.

                  (d) Notwithstanding anything in this Section 3 to the contrary, Saratoga may, but shall not be required to, pay or extend credit to (and shall not be in default under this Agreement for the failure to pay) the Hype Entities or co-packer, bottler, supplier, distributor, or affiliate of Hype Entities any amounts payable under Section 3(a) to the extent that, at the time when payments would otherwise be payable, Saratoga is owed more than one million dollars (US$1,000,000) from any Hype co-packer, bottler, supplier, distributor, or affiliate pursuant to this Agreement.


                  (e) To the extent that distributors do not pay all amounts due from such distributors to Saratoga within thirty (30) days after an order is made, or if Products are returned to the Hype Entities or their bottlers or co-packers for any reason, Saratoga shall offset such deficiency amount against payments owed to the Hype Entities under Sections 3(a) or 3(e) above. If any amounts are offset by withholding payment to the Hype Entities, as allowed by the immediately preceding sentence, at such time as such deficiency amounts are received by Saratoga, Saratoga shall promptly forward such amounts to the Hype Entities. If the distributors do not pay deficient amounts, Hype will reimburse Saratoga for such amount. If Hype does not reimburse Saratoga within thirty (30) days upon notice from Saratoga, then Saratoga may, at its option, take physical possession of the Products subject to the order or other assets of any of the Hype Entities, including the use of intellectual property rights in order to continue to sell any of the Hype Products, and may retain or resell such assets, including without limitation the resale of such Products to other distributors or other third parties, until such deficient amount is recovered by Saratoga.

         3.1 HYPE COMMISSIONS. During the Term, if the Hype Entities order, or if any distributor of any of the Hype Entities which is not a current distributor of Saratoga orders as a result of the direct efforts of the Hype Entities, any "Saratoga" branded products from Saratoga, within thirty (30) days after payment from the Hype Entities or such distributor for the ordered "Saratoga" branded cases is received by Saratoga, Saratoga shall forward to the Hype Entities an amount equal to five percent (5%) of the net invoice for the "Saratoga" branded cases. Net invoice is defined as selling price less freight, promotions, discounts, and free goods.

                                   Exhibit 11

         4.       Representations and Warranties of the Hype Entities;
                  Covenants.

                  (a) Each of the Hype Entities, jointly and severally with the other Hype Entities, represents and warrants to Saratoga that:

                           (i) Each of the Hype Entities has full corporate
power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Each of the Hype Entities, by all requisite action (whether corporate or otherwise), has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and no other proceedings, corporate or otherwise, on the part of any of the Hype Entities are necessary to authorize this Agreement, which, when executed, will constitute the valid and binding agreement of the Hype Entities, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of (A) the organizational documents of any of the Hype Entities, (B) any provisions of any contract or other instrument to which any of the Hype Entities is a party or by which it, its businesses, assets or properties may be affected or secured, (C) any order, writ, injunction or decree applicable to any of the Hype Entities or (D) to the knowledge of the Hype Entities, any statute, rule or regulation;

                           (ii) No consent, approval, order or authorization of,
or registration, declaration or filing with, any governmental or other third party, domestic or foreign, is required by or with respect to the Hype Entities in connection with its execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby;

                           (iii) The Hype Entities have the sole and exclusive
rights to, and are the sole and exclusive owners of all , the Products, including the names "HYPE," "HYPE ENERGY," "PASSION ATTACK," "MORNING RUSH," "NIGHT BOOST," "MFP," "SPIKED HYPE" and "HYPERHOLICS," in the Territory, free and clear of all liens, encumbrances or restrictions of any kind, and the Products constitute all of the beverage products currently offered for sale by any of the Hype Entities;

                           (iv) The Hype Entities have the sole and exclusive
rights to grant the License to Saratoga pursuant to this Agreement, free and clear of all liens, encumbrances or restrictions of any kind; and

                           (v) The Marketing Agreement dated January 8, 1997
between WWBI and Shurfine International, Inc. has been canceled and is null and void, and Shurfine International, Inc. has no rights to produce, market or distribute any of the Products in the Territory.

                  (b) each of the Hype Entities, jointly and severally with the other Hype Entities, covenants and agrees:

                           (i) that none of the Hype Entities shall grant a
License to any other person or entity which would infringe upon Saratoga's rights under this Agreement;

                           (ii) to maintain liability insurance of such types,
in such amounts and for such risks, casualties and contingencies as are customarily insured against by enterprises in operations similar to the business of Saratoga, as such operations are currently conducted and proposed to be conducted. Saratoga shall be a named co-insured of such insurance. Copies of such insurance policies shall be delivered to Saratoga at such time as the insurance is in place; and


                                   Exhibit 12

                           (iii) that the Hype Entities shall be solely
responsible for the accuracy of all claims made on the labels of the Products and all advertising of the Products, and that all such labels and advertising shall comply with all state and federal statutes, rules and regulations applicable to the Products.

         5.       Representations and Warranties of Saratoga.

                  (a)      Saratoga represents and warrants to Hype that:

                           (i) Saratoga has full power and authority to enter
into this Agreement and to carry out the transactions contemplated hereby. Saratoga, by all requisite action (whether corporate or otherwise), has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and no other proceedings, corporate or otherwise, on the part of Saratoga are necessary to authorize this Agreement, which, when executed, will constitute the valid and binding agreement of Saratoga, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of (A) the Certificate of Incorporation, By-Laws or other organizational documents of Saratoga, (B) any provision of any contract or other instrument to which Saratoga is a party or by which it, its businesses, assets or properties may be affected or secured, (C) any order, writ, injunction or decree applicable to Saratoga or (D) to the knowledge of Saratoga, any statute, rule or regulation; and

                           (ii) No consent, approval, order or authorization of,
or registration, declaration or filing with any governmental or other third party, domestic or foreign, is required by or with respect to Saratoga in connection with its execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         6.       Termination.

                  (a) The Hype Entities and Saratoga may terminate this Agreement by written notice given to the other party hereto, effective upon receipt of (or, on such later date as may be specified therein), in the event of any one of the following:

                           (i) any of the representations and warranties made by
the other party herein is materially false, and continue to be false for a period of thirty (30) days following notice from the non-breaching party of such breach;

                           (ii) the other party fails to fulfill or perform any
one or more of its material obligations hereunder, and such non-fulfillment continues for a period of thirty (30) days following written notice from the non-breaching party of such breach;

                           (iii) dissolution of the other party;

                           (iv) insolvency of the other party, filing by the
other party of a voluntary petition in bankruptcy, filing of an involuntary petition in bankruptcy against the other party, which petition remains unlifted or unstayed for sixty (60) days, appointment by court of a temporary or permanent receiver, trustee or custodian for the other party or its business or a general assignment by the other party for benefit of its creditors; and

                           (v) attachment of or levy against a substantial
amount of the other party's property by an judicial officer which is not discharged or bonded within ten (10) days thereafter.


                                   Exhibit 13

For purposes of Sections 6(a)(i) and 6(a)(ii) hereunder, the Hype Entities in the aggregate and Saratoga shall each constitute one party; for purposes of Sections 6(a)(iii), 6(a)(iv) and 6(a)(v) hereunder, each of the Hype Entities individually and Saratoga shall each constitute one party

                  (b) Except as set forth in Sections 6(c), 8 or 9 below, in the event of a termination of this Agreement, Saratoga shall immediately cease all activities as the master distributor for the Products and all obligations of the parties shall cease and be null and void.

                  (c.) In the event of a termination of this Agreement by Saratoga pursuant to Section 6(a), Saratoga shall have the right to (i) retain, acquire from distributors and/or sell any of the finished Products as a setoff against the amounts owed to Saratoga and (ii) to collect from the Hype Entities or other third parties all amounts due and payable to Saratoga under this Agreement.

         7. Violation of License. Each of the parties to this Agreement shall promptly notify the other in writing of any actual, alleged or threatened violation of the License granted hereunder (each a "Violation"). The Hype Entities shall have the right to institute proceedings against any third party, at its own expense, in its own name and in the name of Saratoga, with the prior approval of Saratoga (which approval shall not be unreasonably withheld) to obtain relief, including, but not limited to, injunctive relief, with respect to any Violation. Saratoga shall also have the right to institute proceedings against any third party, at the expense of the Hype Entities, in its own name and in the name of the Hype Entities, with the prior approval of the Hype Entities (which approval shall not be unreasonably withheld), to obtain relief, including, but not limited to, injunctive relief, with respect to any Violation. In the event Saratoga desires to exercise the right granted pursuant to this
Section 7, Saratoga shall notify the Hype Entities in writing. In the event that the Hype Entities desire to control such proceedings, the Hype Entities shall notify Saratoga within five (5) days after receipt of such notice from Saratoga. Saratoga acknowledges and agrees that the Hype Entities shall have the right to control such proceedings and shall have the right to settle any such proceeding, provided, however, that the Hype Entities shall not settle any such proceeding which would in any way affect Saratoga's rights under this Agreement without the prior consent of Saratoga. If and to the extent any monetary judgment is awarded in any such proceeding, such monetary judgment shall be for the benefit of the party injured. Nothing contained in this Agreement shall impose any obligations upon Saratoga to institute proceedings with respect to any Violation.

         8. Indemnification. The Hype Entities shall indemnify, defend and hold harmless Saratoga and its officers, directors, advisors and affiliates (other than any of the Hype Entities or their affiliates) from and against all loss, damage, liability, cost and expense, including, but not limited to, reasonable attorneys' fees, arising from (i) any claim or cause of action by any third party arising out of or in connection with the grant of the License to Saratoga pursuant to this Agreement, (ii) any claim or cause of action by any third party arising out of or in connection with the use or delivery of any Products, including by any customer, (iii) any material breach by any of the Hype Entities of any representation or warranty made by the Hype Entities herein or (iv) any material breach by any of the Hype Entities of any of its obligations or agreements contained herein or hereunder.

         9. Confidential Information.

                  (a) The Hype Entities shall not, at any time during the term of this Agreement and thereafter, directly or indirectly, disclose or furnish to any other person, firm, partnership, corporation or any other entity, except in the course of the proper performance of his duties hereunder, any Confidential Information (as defined below) pertaining to Saratoga, unless required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Hype Entities, or by any administrative body or legislative body (including a committee thereof) with jurisdiction

                                   Exhibit 14
to order the Hype Entities to divulge, disclose or make accessible such information; provided, however, that the Hype Entities shall provide Saratoga with notice of the requirement of such disclosure promptly after any of the Hype Entities are notified thereof and prior to their disclosure thereof so as to enable Saratoga to challenge the order compelling such disclosure.

                  (b) Saratoga shall not, at any time during the term of this Agreement and thereafter, directly or indirectly, disclose or furnish to any other person, firm, partnership, corporation or any other entity, except in the course of the proper performance of his duties hereunder, any Confidential Information (as defined below) pertaining to the Products or the Hype Entities, unless required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of Saratoga, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Saratoga to divulge, disclose or make accessible such information; provided, however, that Saratoga shall provide the Hype Entities with notice of the requirement of such disclosure promptly after Saratoga is notified thereof and prior to its disclosure thereof so as to enable the Hype Entities to challenge the order compelling such disclosure.

                  (c.) For purposes of this Agreement, "Confidential Information" shall mean non-public information concerning any financial data, statistical data, strategic business plans, product development (or other proprietary product data), customer and supplier lists, customer and supplier information, information relating to practices, processes, techniques, procedures, methods, trade secrets, marketing plans and other non-public, proprietary and confidential information that, in any case, (i) is not otherwise generally available to the public and (ii) has not been disclosed to others not subject to confidentiality agreements.

         10. Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing (including facsimile or similar writing) and shall be deemed to have been duly given (i) on the date of service if personally served, (ii) on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid or (iii) on the date sent if sent by facsimile, to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

If to Saratoga, to:                 Saratoga Beverage Group, Inc.
                                    11 Geyser Road
                                    Saratoga Springs, New York  12866
                                    Attention:  Robin Prever
                                    Fax No.:   (518) 584-0380

                                   Exhibit 15

If to any of
  the Hype Entities, to:            Hype Beverage Corporation
                                    33 University Avenue, Suite 1109
                                    Toronto, Ontario  M5J 2S7
                                    Attention:  R.J. Barry Cox
                                    Fax No.:

         11. Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes any and all prior understandings, negotiations or agreements between the parties hereto, both written and oral, with respect to such subject matter. The parties hereby acknowledge that this Agreement is separate and distinct from any other agreement, including any agreement regarding a merger or business combination, which may in the future be entered into by any of the Hype Entities and Saratoga, and the failure to enter into any other such agreement shall have no effect on the validity of this Agreement.

         12. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Saratoga and the Hype Entities and their respective successors and assigns. Except as expressly contemplated by this Agreement, none of the parties hereto shall assign any rights or delegate any duties hereunder without the prior written consent of the other parties hereto, and any assignment made without such consent shall be void and constitute a default hereunder.

         13. Amendment or Modification; Waiver. This Agreement may be amended or modified only by written agreement executed by all parties hereto. The parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (iii) waive compliance with any of the covenants, agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by the party granting such waiver. Such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

         14. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

         15. Governing Law; Consent to Jurisdiction. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of New York, without giving effect to the principles of conflict of laws thereof. The parties agree that any dispute arising out of or relating to this Agreement shall be resolved by binding arbitration in the City of Albany, State of New York, under the Commercial Arbitration Rules of the American Arbitration Association. Each of the parties hereto consents, for itself and in respect of its property, to the jurisdiction and venue of the City of Albany, State of New York for purposes of this Section 15 and hereby irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any dispute in the City of Albany, State of New York, under the Commercial Arbitration Rules of the American Arbitration Association, in respect of this Agreement or any documents related thereto. Each of the parties hereto waives personal service of any summons, complaint or other process, which may be made by any other means permitted under New York law.

         16. Publicity. The parties shall agree with each other as to the timing and content prior to issuing any announcement, press release, public statement or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby; provided, however, that nothing herein shall prohibit any party to this Agreement from making any public disclosure regarding this Agreement and the transactions contemplated hereby if, in the opinion of counsel to such party, such disclosure is required by law or by valid judicial process.

         17. Headings. Section headings contained in this Agreement are included for convenience only and shall not affect the interpretation of any provisions of this Agreement.

         18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same agreement.

         19. No Prejudice. This Agreement has been jointly prepared and negotiated by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.


                                   Exhibit 17

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.


                                           SARATOGA BEVERAGE GROUP, INC.


                                           By:  /s/ Robin Prever
                                               ------------------------------
                                               Name: Robin Prever
                                               Title: Chief Executive Officer


HYPE CORPORATION                           HYPE BEVERAGE CORPORATION


By:  /s/ R.J. Barry Cox                    By: /s/ R.J. Barry Cox
    -------------------                        ------------------------------
    Name: R.J. Barry Cox                       Name: R.J. Barry Cox
    Title: Chairman                            Title: Director


GLOBAL BRANDS AG                           WORLD WIDE BEVERAGE INC.


By: /s/ R.J. Barry Cox                     By: /s/ R. J. Barry Cox
    -------------------                        ------------------------------
    Name: R.J. Barry Cox                       Name: R.J. Barry Cox
    Title: Director                            Title: Director


HYPE WATER COMPANY INC.                    HYPERHOLICS INC.


By: /s/ R.J. Barry Cox                     By: /s/ R.J. Barry Cox
    -------------------                        ------------------------------
    Name: R.J. Barry Cox                       Name: R.J. Barry Cox
    Title: Director                            Title: Director

                                   Exhibit 18